UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 4, 2006

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 9.01 Financial Statements and Exhibits

Signatures

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2006, Registrant announced via news release its results for its fiscal 2006 fourth quarter and for the full 2006 fiscal year ended March 31, 2006. The full text of the news release issued in connection with that announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Use of Non-GAAP Financial Information

Certain disclosures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) included in the press release are accompanied by disclosures that are not prepared in conformity with GAAP. Management has determined that inclusion of these disclosures provides investors a meaningful presentation of the company’s operating results in addition to the GAAP disclosure. These non-GAAP condensed consolidated statements of operations are provided to enhance overall understanding of our current financial performance and how management views our operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. These non-GAAP disclosures and management’s rationale for providing them are as follows:

Partial Release of Valuation Allowance Against Deferred Tax Asset. The Company has recorded an accrual for its deferred tax asset which represents potential reduced taxes in the future should the Company realize taxable income. Because of the uncertainty of being able to use that deferred tax asset, the Company had established a valuation allowance against that deferred tax asset. Until March 31, 2006, that valuation allowance had been equal to the full amount of the deferred tax asset. In balancing the positive and negative evidence, the Company now believes that is more likely than not that $2.7 million dollars of the deferred tax asset will be utilized in the foreseeable future and accordingly has released $2.7 million of the valuation allowance. The release of this valuation allowance creates a negative tax rate and as a result increases our after tax income. However, it does not affect the taxes we pay currently. In the future, depending upon our results and perception of our future results, there may be future releases against our valuation allowance or we may accrete the valuation allowance. Given the significance and non-cash nature of the valuation allowance release, the income resulting from the corresponding change in our tax rate has been excluded from the non-GAAP presentation of our operating results.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1, Registrant’s News Release dated May 4, 2006, is furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 4th day of May, 2006.

CALIFORNIA MICRO DEVICES CORPORATION
(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

Exhibit Index

Exhibit	Description
99.1	Registrant’s news release dated May 4, 2006, is furnished pursuant to Item 2.02 of Form 8-K.